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Exhibit 5.1

OPINION OF HUNTON & WILLIAMS LLP

December 12, 2003

The Board of Directors
EarthLink, Inc.
1375 Peachtree St.
Atlanta, Georgia 30309

  Re:
  Registration Statement On Form S-3 Related to EarthLink, Inc. Common Stock

Ladies and Gentlemen:

        We have acted as counsel to EarthLink, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (as amended, the "Registration Statement"), with the Securities and Exchange Commission for the purposes of registering under the Securities Act of 1933, as amended, 206,765 shares of EarthLink's common stock (the "Shares") issued under the EarthLink, Inc. 401(k) Plan (the "401(k) Plan") from February 4, 2000 through July 15, 2002.

        In rendering this opinion, we have examined such corporate records, other documents, certificates, and other instruments and we have reviewed such matters of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, the authenticity and conformity to the original documents of all documents submitted to us as certified, conformed, facsimile or photographic copies, and the genuineness of all signatures on all documents and (ii) the correctness and completeness of all documents and certificates of all public officials.

        Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

        1.     The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

        2.     The Shares have been duly authorized and, assuming such shares have been issued in accordance with the 401(k) Plan, are legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-3. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                      Very truly yours,

                      /s/ HUNTON & WILLIAMS LLP
                      HUNTON & WILLIAMS LLP

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OPINION OF HUNTON & WILLIAMS LLP